Exhibit 23

              CONSENT OF COOPERS & LYBRAND L.L.P.

We consent to the incorporation by reference in the Registration Statement of the Humana Retirement and Savings Plan on Form S-8 (File No. 33-49305), of our report dated June 16, 1997 on our audits of the financial statements and supplemental schedules of the Humana Retirement and Savings Plan as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 11-K.




COOPERS & LYBRAND L.L.P.
Louisville, Kentucky
June 27, 1997